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                                                                   EXHIBIT 23.11

                           CONSENT OF PETRIE PARKMAN


     The undersigned hereby consents to the use of its opinion letter dated September 3, 1996 to the Board of Directors of Global Natural Resources Inc. in the Joint Proxy Statement/Prospectus forming a part of this Registration Statement on Form S-4 and to the references to such opinion in this Registration Statement on Form S-4. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit and we hereby disclaim that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                          /s/ JON C. HUGHES


                                              Petrie Parkman & Co.


August 29, 1996